UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2026

EVOFEM BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7770 Regents Road, Suite 113-618

San Diego, California 92122

(Address of principal executive offices)

(858) 550-1900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 17, 2026, Evofem Biosciences, Inc. (the “Company”) entered into a Manufacturing Agreement with Zhaoke (Hong Kong) Ophthalmology Pharmaceutical Limited, a Hong Kong company organized and existing under the laws of Hong Kong and Zhaoke (Guangzhou) Ophthalmology Pharmaceutical Limited., a company organized under the laws of the People’s Republic of China (together, “Zhaoke”), pursuant to which Zhaoke agreed to become a manufacturer and supplier of PHEXX® (lactic acid, citric acid, and potassium bitartrate).

The foregoing summary of the Manufacturing Agreement does not purport to be complete and is qualified in its entirety by reference to the Manufacturing Agreement, a copy of which is filed as Exhibit 10.1, to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1 †	Manufacturing Agreement by and between the Company and Zhaoke (Hong Kong) Ophthalmology Pharmaceutical Limited and Zhaoke (Guangzhou) Ophthalmology Pharmaceutical Limited. dated September 17, 2026
99.1	Press release dated September 23, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[***]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Dated: September 23, 2026	By:	/s/ Saundra Pelletier
Saundra Pelletier
Chief Executive Officer